Exhibit 99.1

SRAX Enters a Financing Agreement

Los Angeles, March 5, 2020 – SRAX, Inc. (NASDAQ: SRAX), a digital marketing and consumer data management technology company, today announced it entered into a secured term loan with an affiliate of B. Riley Financial, Inc. (“B. Riley”), a diversified financial services company which provides comprehensive business advisory and capital markets solutions through its subsidiaries.

“We are excited to partner with B. Riley. The team is experienced and will help us take the next steps in executing our plan,” said Christopher Miglino, Founder and CEO of SRAX. “This financing will help fuel growth as both BIGtoken.com and SRAXir.com are gaining traction in their goals to be the leaders in their respective data businesses.”

“We’re pleased to provide SRAX with necessary financing to support its growth. The shifting privacy landscape has required brands and marketers to embrace new technology to reach desired consumer groups, and we believe SRAX is well positioned to capitalize on this opportunity,” said Bryant Riley, Chairman and Co-Chief Executive Officer of B. Riley Financial.

Details of the transaction can be found in the Company’s Current Report on Form 8-K, which will be filed with the SEC.

About SRAX

SRAX (NASDAQ: SRAX) is a digital marketing and consumer data management technology company. SRAX’s technology unlocks data to reveal brands’ core consumers and their characteristics across marketing channels. Monetizing its data sets, SRAX is growing multiple recurring revenue streams through its various platforms. Through its BIGtoken platform, SRAX has developed a consumer-managed data marketplace where people can own and earn from their data thereby offering everyone in the Internet ecosystem choice, transparency, and compensation. SRAX’s tools deliver a digital competitive advantage for brands in the CPG, investor relations, luxury, and lifestyle verticals by integrating all aspects of the advertising experience, including verified consumer participation, into one platform. For more information on SRAX, visit www.srax.com.

About BIGtoken

BIGtoken, built by SRAX (NASDAQ: SRAX), is a consumer data management and distribution system. BIG is the first consumer-managed data marketplace where people can own and earn from their data. Through a transparent platform and consumer reward system, BIG offers consumers choice, transparency, and compensation for their data. Participating consumers earn rewards, and developers are able to build pro-consumer online experiences on top of the BIG platform. The system also provides advertisers and media companies access to transparent, verified consumer data to better reach and serve audiences. For more information on BIGtoken, visit www.bigtoken.com.

Safe Harbor Statement

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “anticipate,” “plan,” “will,” “intend,” “believe” or “expect” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations and other risks and uncertainties as set forth in our Annual Report on Form 10-K for the year ended December 31, 2018, and our subsequent Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of SRAX and are difficult to predict. SRAX undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact

Kirsten Chapman, LHA Investor Relations, 415-433-3777 ,srax@lhai.com

Corporate Communications Contact

NetworkWire (NW), New York, New York, 212.418.1217, Editor@NetworkWire.com